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                                 EXHIBIT 5
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                [LETTERHEAD OF RHOADS & SINON LLP APPEAR HERE]

                              September 24, 1998

                        Opinion and Consent of Messrs.
                              Rhoads & Sinon LLP
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                     Re:  Community Independent Bank, Inc.
                          Registration Statement on Form S-8
                          For Community Independent Bank, Inc.
                          1996 Employee Stock Option Plan
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Board of Directors
Community Independent Bank, Inc.
201 North Main Street
Bernville, PA 19506

Gentlemen:

          Reference is made to your Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission regarding the registration of 50,000 shares of common stock, par value $5.00 per share, of Community Independent Bank, Inc. (the "Corporation") for issuance upon exercise of awards granted pursuant to the above-referenced benefit plan.

          We have examined the records related to the organization of the Corporation, its Articles of Incorporation, By-Laws and all amendments thereto, and the records of proceedings of its stockholders and directors.

          Based upon the foregoing, and upon the examination of such other documents as we have deemed necessary to express the opinions hereinafter set forth, we are of the opinion that:

          1. The Corporation is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania; and
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                              RHOADS & SINON LLP

September 24, 1998
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     2.    The securities to be registered will, when issued, be legally issued and outstanding stock of the Corporation, fully paid and non-assessable.

           We hereby consent to the filing of this opinion as an Exhibit to the said Registration Statement and to all references to us therein.

           In giving such consent, we do not thereby admit that we are experts within the meaning of Section 7 of the Securities Act of 1933.


                                            Very truly yours,

                                            Rhoads & Sinon LLP


                                            By: /s/ Charles J. Ferry
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                                               Charles J. Ferry